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                                                                         EX-10.3


                            INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of September 29, 2000 by and among SRSWOWcast.com, Inc., a Delaware corporation (the "Company") and the persons whose name appears on the signature page hereof (each, an "Investor" and collectively, the "Investors").

                                    RECITALS

        A. Each Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, shares of the Company's Series A Preferred Stock, par value $.001 per share, and warrants to purchase shares of the Company's Common Stock (the "Warrants") on the terms and conditions set forth in that certain Series A Preferred Stock and Warrant Purchase Agreement of even date herewith, by and between the Company and the Investors (the "Purchase Agreement").

        B. The Purchase Agreement provides that, as a condition to each Investor's purchase of the Series A Preferred Stock and Warrants thereunder, the Company and each Investor will enter into this Agreement and each Investor will be granted the rights set forth herein.

        NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions and releases contained herein, parties hereto agree as follows:

        1. REGISTRATION RIGHTS. The Company hereby grants to each Investor the registration rights set forth in this Section 1, with respect to the Registrable Shares (as defined below) owned by each such Investor. The parties hereto agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter between the Company and the Investors.

             1.1 DEFINITIONS. As used in this Section 1:

                    (a) "Form S-3" means such form under the Securities Act (as defined below) as in effect on the date hereof or any successor form under the Securities Act.

                    (b) "Holder" means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section
1.10 hereof.

                    (c) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                    (d) "Registrable Shares" means and includes (i) the shares of Common Stock of the Company issued or issuable upon conversion of the Series A Preferred Stock; (ii) the shares of Common Stock of the Company issued or issuable upon exercise of the Warrants; (iii) any Common Stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 1 are not assigned.


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                    (e) "Public Offering" means and includes the closing of an underwritten public offering by the Company of shares of its Common Stock pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 thereof (or any successor thereto) or to an employee benefit plan of the Company, which results in aggregate proceeds to the Company of at least $20 million and where the public offering price per share is at least $8.00 (as adjusted to reflect any stock split or dividend).

                    (f) "Securities Act" means the Securities Act of 1933, as amended.

             1.2 DEMAND REGISTRATION.

                    (a) At any time after the earlier of (i) six (6) months after the completion by the Company of its first Public Offering or (ii) the second anniversary of the date hereof, one or more Holders of at least forty percent (40%) the Registrable Shares then outstanding may require the Company to register such Holders' Registrable Shares, provided that each such registration covers at least thirty-five percent (35%) of the total number of Registrable Shares issued or issuable as of the date hereof. Such Holder(s) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale of all or any portion of the Registrable Shares, and within ten (10) days of the receipt of such notice, the Company will:

                         (i) give notice of the proposed registration to all
other Holders of Registrable Shares; and

                         (ii) use best efforts to effect as soon as practicable
such registration under the Securities Act of all or any part of the Registrable Shares that may be requested by any Holder of Registrable Shares thereof (including the Holder or Holders giving the initial notice of intent to offer (each an "Initiating Holder" and collectively the "Initiating Holders")).

                    (b) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2: (i) after the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective; (ii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement filed under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) if the Initiating Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or (iv) if the Initiating Holders and the Company are unable to obtain the commitment of an acceptable underwriter to firmly underwrite the offering to the extent necessary.

                    (c) Notwithstanding anything contained in this Section 1.2 to the contrary, if the Company furnishes to the Holders requesting any registration pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and that it is in the best interests of the Company to defer the filing of a registration statement, then the Company shall have the right to defer the filing of a registration statement with respect to such offering for a period of not more than one hundred twenty (120) days from receipt by



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the Company of the request by the Initiating Holder; provided, however, that the
Company may not exercise such right more than twice in any twelve (12) month period.

                    (d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The Company shall select an underwriter which shall be reasonably acceptable to a majority in interest of the Initiating Holders. The Company shall, together with the Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form. The right of any Holder to include his or her Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Shares that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each Holder; provided, however, that the number of shares of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Shares so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Shares to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Shares that would otherwise have been included in such registration and underwriting will not thereby be limited.

             1.3 "PIGGY BACK" REGISTRATION.

                    (a) Provided the Company has effected at least one (1) registered public offering of any of its capital stock, if (but without any obligation to do so) the Company thereafter shall determine to register (including pursuant to a demand of any stockholder of the Company exercising registration rights other than pursuant to Section 1.2 hereof) any of its Common Stock (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall (i) promptly give each Holder written notice of such registration in accordance with Section 4.5, and (ii) use its commercially reasonable efforts to include in such registration statement all or any part of the Registrable Shares that such Holder requests to be registered as specified in a written request made by such Holder and received by the Company within ten
(10) days after the written notice from the Company described in clause (i) above is mailed by the Company.

                    (b) Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting, or may exclude Registrable Shares entirely from such registration and



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underwriting subject to the terms of this Section 1.3. In such event, the
Company shall so advise the Holders of securities requesting registration, and the number of shares of such securities, including Registrable Shares that may be included in the registration and underwriting shall be allocated in the following manner: the number of Registrable Shares that may be included pursuant to this Section 1.3 shall be allocated pro rata among the Holders requesting to register Registrable Shares. For purposes of the preceding apportionment, for any selling stockholder which is a holder of Registrable Shares and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

             1.4 REGISTRATION ON FORM S-3. In case the Company shall receive from any Holder or Holders of the Registrable Shares a written request or requests that the Company effect a registration on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission ("SEC")) and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. Notwithstanding anything to the contrary, the Company shall not be obligated to effect any registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any twelve (12) month period; (iii) if such Form S-3 Registration covers an offering of Registrable Shares for an aggregate offering price, net of underwriting discounts and commissions, of less than $3,000,000;
(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations of Form S-3 for the Holders pursuant to this Section 1.4; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration effected pursuant to Sections
1.2 or 1.3, respectively.



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             1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to nine (9) months or until the distribution contemplated in the registration statement has been completed. Notwithstanding anything to the contrary in this subparagraph (a), the nine (9) month period referred to in the preceding sentence shall be extended: (i) for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of the Common Stock (or other securities) of the Company, and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, to the extent necessary to keep the registration statement effective until the earlier to occur of (A) eighteen (18) months following the effectiveness of the registration statement, or (B) all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

                    (c) Furnish to the Holders such copies of each preliminary and final prospectus, and such other documents as such Holders may reasonably request to facilitate the disposition of Registrable Shares owned by such Holders.

                    (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by the Securities Act.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect includes an untrue statement of a material fact or omits to



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state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (h) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

                    (i) Use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 1, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters (except as expressly provided below), on the date that the registration statement with respect to such securities becomes effective:

                         (i) if such securities are being sold through
underwriters, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Shares; and

                         (ii) if such securities are being sold through
underwriters, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Shares; provided that the applicable professional accounting rules and regulations permit such a letter to be delivered.

                    (j) Permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

                    (k) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC.

             1.6 INFORMATION BY THE HOLDERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares.

             1.7 INDEMNIFICATION.

                    (a) INDEMNIFICATION OF HOLDERS. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person,



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if any, who controls such Holder or any such underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or other federal or state law or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or final prospectus contained therein (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 1.7(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 1.7(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 1.7(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                    (b) INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or



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any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 1.7, the Company shall have the right to assume the defense of such action, subject to the right of such Holders to participate therein as permitted by Section 1.7. Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder's consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

                    (c) CONTRIBUTION. If the indemnification provided for in
Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or



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the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

             1.8 EXCHANGE ACT REGISTRATION. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                    (b) take such reasonable action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file on a timely basis with the SEC all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's common stock;

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

             1.9 EXPENSES. The Company shall bear all costs and expenses in connection with registrations effected pursuant to this Section 1, and filings or qualifications pursuant to each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriter's commissions or discounts or stock transfer taxes attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, (ii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, and (iii) any fees and disbursements to one (1) special counsel for the selling Holders. Notwithstanding anything to the contrary of this Section 1.9, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case all Initiating Holders shall bear such expenses pro rata based upon the total number of Registrable Shares requested to be included therein by each such Holder), unless such Initiating Holders agree to forfeit their right to one (1) demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal of registration request under Section 1.2, (a) the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to such Holders at the time of their request, and (b) such Initiating Holders have withdrawn the request with reasonable promptness following discovery of such material adverse change, then such Initiating Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

             1.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder of Registrable Shares under this Agreement may be transferred to any transferee provided (a) that the transferee receives at least ten percent (10%) of the Registrable Shares held by such Holder (excluding transfers to partners or affiliates of the Holder which shall not be restricted as to the minimum number of shares and as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), (b) the transferee is bound by the terms of this Agreement, and (c) the Company is given prompt written notice of such transfer. Notwithstanding the foregoing, the registration rights of a Holder under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

             1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company will not grant registration rights to any person or entity which are superior to the rights granted to the Holders hereunder without first obtaining the prior written consent of the Holders of a majority of the Shares. The Company may, without the consent of the Holders, grant registration rights to third parties which are pari passu with the rights granted hereunder.

             1.12 MARKET STAND-OFF AGREEMENT. Provided that all Holders are treated equally and all officers and directors of the Company are also so bound, no Holder shall, to the extent requested by the Company or any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") equal to one hundred eighty (180) days following the effective date of the first two (2) registrations by the Company of any of its capital stock (or such shorter period as the Company or managing underwriter may authorize). In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder until the end of the Stand-Off Period.

             Notwithstanding the foregoing, the obligations described in this
Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

             1.13 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company to register any Holder's Registrable Shares pursuant to this Section 1 shall terminate on the earlier of (i) five years after the Company's first Public Offering, or (ii) with respect to any Holder of registration rights, at such time as all Registrable Shares of such Holder may be sold within a three
(3) month period pursuant to Rule 144 or (iii) at such time as a Holder holds Registrable Shares constituting less than one percent (1%) of the outstanding voting stock of the Company.

        2. INFORMATION RIGHTS.

             2.1 BUDGET. Investors holding at least 500,000 shares of Series A Preferred Stock shall receive an annual budget including a detailed income statement, balance sheet and cash flow statement prepared on a monthly and quarterly basis within thirty (30) days of the start of each fiscal year.

             2.2 BASIC FINANCIAL INFORMATION. The Company will furnish to each Investor so long as the Investor holds shares of Series A Preferred Stock, and so long as the Company has not yet closed the Company's first firm commitment underwritten public offering registered under the Securities Act, internally prepared unaudited quarterly and annual financial statements as soon as practicable upon preparation of such statements;

             2.3 RIGHTS OF INSPECTION. Each Investor shall have the right, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and other representatives, all at such reasonable times as may be requested by Investor upon reasonable notice to the Company's Chief Executive Officer, subject to compliance with applicable federal export control and technology laws. The inspection rights set forth in this Section shall terminate and be of no further force and effect immediately prior to the closing of the Company's first firm commitment underwritten public offering registered under the Securities Act.

        3. RIGHT OF FIRST REFUSAL.

             3.1 RIGHTS ON SALE BY INVESTORS. Any Investor (the "Selling Holder") who proposes to sell, assign or otherwise transfer to a third party (the "Offeror") pursuant to a bona fide offer any or all shares of Series A Preferred Stock or Common Stock, except as provided in Section 3.2 below, held by him or it (the shares the Selling Holder proposes to sell, assign or otherwise transfer being referred to herein as the "Offered Shares") shall notify the Company and the other Investors and Common Shareholders (the "Non-Selling Holders") in writing, not less than thirty (30) days prior to the date upon which such sale, assignment or transfer is to take place, of the name of the Offeror; the number of shares involved; the purchase price or other consideration to be received by the Selling Holder for such sale, assignment or transfer; and the terms and conditions upon which such sale, assignment or transfer is to take place, including the terms of any deferred payment for the Offered Shares (the "Holder Notice"). The Holder Notice shall further state that first the Company and then the Non-Selling Holders may acquire all or any part of the Offered Shares for the price and upon the terms, including deferred payment, set forth therein in accordance with the provisions of this Agreement.

        The Company shall have twenty (20) days after receipt of the Holder Notice in which to accept, in writing, the offer set forth therein to purchase all or part of the Offered Shares. The Company's notice of its acceptance or rejection of such offer (the "Company's Notice") shall be delivered to the Non-Selling Holders at the same time it is delivered to the Selling Holder.

        Should any Offered Shares remain unpurchased (the "Remaining Shares"), within fifteen (15) days after delivery of the Company's Notice to the Non-Selling Holders, the Non-Selling Holders may elect to purchase pro rata among themselves based on their respective holdings of shares of Common Stock (on an as-converted basis) with rights of over-allotment if not all Investors elect to purchase their pro rata portions, any or all of the Remaining Shares at the price and on the terms and conditions specified in the Holder Notice, by delivery by each such Investor of written notice to the Selling Holder and the Company specifying the number of Remaining Shares that each Investor wishes to purchase. Should the Investors elect to purchase any or all of the Remaining Shares, then on or prior to the date set for consummation of the purchase specified in the Holder Notice, each Investor participating in the purchase shall deliver to Company such the consideration required to consummate its purchase. Company shall deliver such consideration of such Investors to the Secretary of Company, and the Selling Holder shall deliver the certificates for the Offered Shares together with stock powers (signed in blank) to the Secretary of Company. The Secretary shall consummate the purchase in accordance with this Agreement and shall cause any Remaining Shares purchased by such Investors to be transferred to such Investors' names on the books of Company. If, however, Investors fail to purchase all of the Remaining Shares, the rights of Investors to purchase such Remaining Shares shall terminate as to all Remaining Shares and the Seller shall be entitled to sell all of the Remaining Shares to the Offeror in accordance with and subject to the terms of the Restricted Stock Agreements.

             3.2 PERMITTED TRANSFERS. The rights of the Investors under this
Section 3 shall not pertain or apply to (i) any transfer to the Selling Holder's ancestors or descendants or spouse or to a trustee for their benefit or the Selling Holder's benefit; (ii) any transfer to an affiliate, subsidiary, parent, general partner, limited partner, retired partner, member, retired member or shareholder of the Selling Holder; or (iii) transfers by operation of law or involuntary transfer, provided that in the case of a transfer permitted by clause (i) or (ii), prior to effecting it the transferee shall furnish the Company, and the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to such Selling Holder.

             3.3 TERMINATION. The provisions of this Section 3 shall terminate immediately prior the closing of the Company's first firm commitment underwritten public offering registered under the Securities Act

        4. MISCELLANEOUS

             4.1 ASSIGNABILITY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto. Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

             4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             4.3 AMENDMENT. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares, and the Company.

             4.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

             4.5 NOTICE. Unless otherwise provided, any notice required or permitted under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed as follows:

        If to Investors, to:

                         International Network Capital Corp.
                         7F-1, Ruentex Banking Tower
                         76 Tun-Hua South Road, Section 2
                         Taipei, Taiwan, R.O.C.

                         International Network Capital LDC
                         P.O. Box 866, Anderson Square Bldg., 3rd Fl
                         George Town, Grand Cayman
                         Cayman Islands, British West Indies

                         Springboard-Harper Technology Fund Pte Ltd
                         250 North Bridge Road
                         #30-07 Raffles City Tower
                         Singapore 179101

                         Springboard-Harper Technology Fund (Cayman) Ltd. 250 North Bridge Road
                         #30-07 Raffles CityTower
                         Singapore 179101

                         Springboard-Harper Investment (Cayman) Ltd
                         250 North Bridge Road
                         #30-07 Raffles CityTower
                         Singapore 179101

                         JOHN TU, Trustee of the John Tu and Mary Tu
                         Family Trust U/D/T dated June 16,1995"
                         17150 Newhope Street -- Suite 503
                         Fountain Valley, California 92708, USA
                         Tel: 714-241-3904

                         Tom Gonzales, Member
                         Blackstone Technology Partners, LLC
                         2021 Blackstone Dr
                         Walnut Creek Ca 94598
                         (925) 989-2555 cell
                         (925) 945-0919 home

                         Thomas C.K. Yuen
                         16 Geneve Drive
                         Newport Beach, CA  92660

If to the Company, to:   SRSWOWcast.com, Inc.
                         2909 Daimler St.
                         Santa Ana, CA 92705
                         Attention: Edward J. Treska, General Counsel


with a copy to:          Nick E. Yocca, Esq.
                         Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, CA  92660
                         Telefascimile:  (949) 725-4100


             Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

             4.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             4.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

             4.8 AGGREGATION OF STOCK. All shares of Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

             4.9 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.





                                       COMPANY:

                                       SRSWOWCAST.COM, INC.
                                       A DELAWARE CORPORATION


                                       By:  /S/ THOMAS C.K. YUEN
                                          ------------------------------------

                                       Print Name:  Thomas C.K. Yuen
                                                  ----------------------------

                                       Title: Chairman and Chief Executive
                                              Officer
                                             ---------------------------------


                                       INVESTORS:

                                       INTERNATIONAL NETWORK CAPITAL CORP.

                                       By: /S/ PETER LIU
                                          ------------------------------------

                                       Print Name:   Peter Liu
                                                  ----------------------------

                                       Title:   President
                                             ---------------------------------



                                       INTERNATIONAL NETWORK CAPITAL LDC

                                       By:  /S/ PETER LIU
                                          ------------------------------------

                                       Print Name:   Peter Liu
                                                  ----------------------------

                                       Title:   Chairman
                                             ---------------------------------




                       [ADDITIONAL SIGNATURE PAGES FOLLOW]

                                       SPRINGBOARD-HARPER TECHNOLOGY FUND PTE
                                       LTD


                                       By:      /S/ NG SONG HOW
                                          ------------------------------------

                                       Print Name:   Ng Song How
                                                  ----------------------------

                                       Title:   Director
                                             ---------------------------------



                                       SPRINGBOARD-HARPER TECHNOLOGY FUND
                                       (CAYMAN) LTD

                                       By:      /S/ NG SONG HOW
                                          ------------------------------------

                                       Print Name:   Ng Song How
                                                  ----------------------------

                                       Title:   Director
                                             ---------------------------------



                                       SPRINGBOARD-HARPER INVESTMENT
                                       (CAYMAN) LTD.

                                       By:      /S/ NG SONG HOW
                                          ------------------------------------

                                       Print Name:   Ng Song How
                                                  ----------------------------

                                       Title:   Director
                                             ---------------------------------




                       [ADDITIONAL SIGNATURE PAGE FOLLOWS]

                                       JOHN TU, TRUSTEE OF THE JOHN TU AND MARY
                                       TU FAMILY TRUST U/D/T DATED JUNE 16, 1995


                                       By: /S/ JOHN TU
                                          ---------------------------------

                                       Print Name:   John Tu
                                                  -------------------------

                                       Title:   Trustee
                                             ------------------------------

                                       TOM GONZALES, MEMBER
                                       BLACKSTONE TECHNOLOGY PARTNERS, LLC

                                              /S/ TOM GONZALES
                                       ------------------------------------
                                       Tom Gonzales

                                       THOMAS C.K. YUEN

                                              /S/ THOMAS C.K. YUEN
                                       ------------------------------------
                                       Thomas C.K. Yuen